                                                                   EXHIBIT 10.1



THIS CONTRACT CONTAINS INDEMNIFICATION PROVISIONS.  READ IT CAREFULLY.

                        OFFICE BUILDING LEASE AGREEMENT
                            BASIC LEASE INFORMATION


LEASE DATE:                OCTOBER 16 , 1996

TENANT:                    ILEX ONCOLOGY, INC., A DELAWARE CORPORATION

TENANT ADDRESS:            11550 IH 10 WEST, SUITE 300
                           SAN ANTONIO, TEXAS  78230

CONTACT:                   JAMES KOCH            TELEPHONE: (210) 677-6080

LANDLORD:                  N.W.A.  LIMITED PARTNERSHIP

LANDLORD'S ADDRESS:        11550 IH 10 WEST , SUITE 185
                           SAN ANTONIO, TEXAS  78230

CONTACT:                   BUILDING MANAGER           TELEPHONE: (210) 694-4024

PREMISES:                  Suite No. 300 deemed to contain 21,036 square feet
                           of Rentable Area (as hereinafter defined), the same being of 18,291 square feet of Usable Area (as hereinafter defined); and

                           Effective July 1, 1997, Suite 170 deemed to contain 2,962 square feet of Rentable Area (as hereinafter defined), the same being of 2,576 square feet of Usable Area (as hereinafter defined).

                           Suites 300 and 170 are outlined on the plan attached to the Lease as Exhibit A, and are located in the office building (the "Building") located on the land described as, NCB 17442, BLK 1, LOT 1, NW OFFICE PARK UT-1, BEXAR COUNTY, TEXAS and known as NORTHWEST ATRIUM OFFICE BUILDING, 11550 IH- 10 WEST street (the "Land").

TERM: The period of sixty (60) months commencing JANUARY 1, 1997 (the "Commencement Date") and ending at 5:00 p.m. DECEMBER 31, 2001 subject to adjustment or earlier termination as provided in the Lease.











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BASIC RENTAL:              Basic Rental shall be payable in monthly
                           installments, and subject to escalation's (if any), as follows:

                           MONTHLY                  MONTHLY              MONTHLY
                           PERIOD                  BASE RENTAL          RATE/RSF
                           -----------------------------------------------------
                           1-12
                           THRU 6/30/97             $21,456.72           $1.02
                           7/1/97 & THEREAFTER      $24,477.96           $1.02
                           13-24                    $25,677.86           $1.07
                           25-36                    $26,877.76           $1.12
                           37-48                    $28.077.66           $1.17
                           49-60                    $29,277.56           $1.22

EXPENSE STOP:              $5.89 per RSF (which is applicable to the
                           calculation of Excess Oprating Expense [hereinafter defined] payable by Tenant)

SECURITY DEPOSIT:          $27,275.54

RENT: Basic Rental and all other sums that Tenant may owe to Landlord under the Lease.

PERMITTED USE:             GENERAL BUSINESS OFFICES

TENANTS                    FROM THE COMMENCEMENT DATE THROUGH JUNE 30, 1997:
PROPORTIONATE
SHARE                      22.76% which is the percentage obtained by dividing
                           (i) 21,036 the square feet of Rentable Area in the Premises by (ii) the total 92,410 square feet of Rentable Area in the Building.

                           BEGINNING JULY 1, 1997:

                           25.97 % which is the percentage obtained by dividing
                           (i) 23,998 square feet of Rentable Area in the Premises by (ii) the total 92,410 square feet of Rentable Area in the Building.

APPURTENANT
FACILITIES:                The parking areas, driveways, landscaping,
                           sidewalks, and other facilities now or hereafter located on the Land (other that the Building) which are used in connection with the operation of the Building.










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BROKER:                    RFM Commercial, Inc. and Mission City Properties,
                           Inc.

SPECIAL PROVISIONS:        The Parties hereto understand and agree that the
                           formula specified in other provisions of this lease would yield a Rentable Area of more than 23,998square feet due to the number of square feet occupied by the atrium in the Building. Nonetheless, the parties have agreed that, notwithstanding any other provisions in this lease to the contrary, the Rentable Area shall for all purposes, be deemed to be 21,036 square feet for Suite 300 and 2,962 square feet for Suite 170 for a total of 23,998 square feet.

                           Tenant shall have 30 days from the date of the execution of the Lease to measure the Usable Area and the Rentable Area and to check the Tenant's Proportionate Share. If Tenant does not protest in writing within 30 days of the date of this Lease the Usable Area, Rentable Area and/or the Tenant's Proportionate share, specified in this Lease, then Tenant has agreed to the same and may not thereafter raise any issue regarding the correctness of the same.

                           Subject to Landlord's approval, Tenant may select the local exchange supplier to supply its telecommunication needs. Tenant shall have the right to install a satellite dish on the existing poles on the roof of the Building and to employ the mechanical chases of the Building to the Premises provided that: (i) the dish shall not exceed thirty-six inches in diameter; and (ii) the dish shall be located and screened so as not to be visible from adjoining properties.

                           Prior to the Commencement Date, Landlord agrees to repair and repaint the water- stained area below the top of the atrium of the Building.

                           Landlord represents that to the best of its actual knowledge, the Building is structurally sound.











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THE FOREGOING BASIC LEASE INFORMATION IS INCORPORATED INTO AND MADE A PART OF
THE LEASE, BUT DOES NOT CONSTITUTE THE ENTIRE LEASE. TENANT ACKNOWLEDGES THAT IT HAS READ ALL OF THE PROVISIONS CONTAINED IN THE ENTIRE LEASE AND ALL EXHIBITS WHICH ARE A PART THEREOF AND AGREES THAT THIS LEASE , INCLUDING THE BASIC LEASE INFORMATION AND ALL EXHIBITS, REFLECT THE ENTIRE UNDERSTANDING AND REASONABLE EXPECTATIONS OF LANDLORD AND TENANT REGARDING THE PREMISES. IN THE EVENT ANY CONFLICT EXISTS BETWEEN ANY BASIC LEASE INFORMATION AND THE LEASE, THEN THE LEASE SHALL CONTROl.

N.W.A. LIMITED PARTNERSHIP                 ILEX ONCOLOGY, INC., a Delaware Corp.
(Landlord)                                 (Tenant)


By:                                        By:
    ----------------------------------        ---------------------------------
IRIS S. STEWART
VICE PRESIDENT OF ITS                         ---------------------------------
GENERAL PARTNER                                    Printed Name
GEORGE INVESTMENT GROUP, INC.
                                              ---------------------------------
                                                     Title

EXHIBITS:
Exhibit "A"                Outline of Premises
Exhibit "B"                Building Rules and Regulations
Exhibit "C"                Workletter for Suite 300
Exhibit "D"                Parking Agreement
Exhibit "E"                Workletter for Suite 170










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



                                    OFFICE BUILDING LEASE AGREEMENT


                  THIS OFFICE BUILDING LEASE AGREEMENT (the "Lease") is entered into as of October 16, 1996, between NWA Limited Partnership ("Landlord"), and ILEX Oncology, Inc., a Delaware Corporation , ("Tenant").

DEFINITIONS
AND BASIC

PROVISIONS        1.       a. BASIC LEASE INFORMATION. The definitions and basic
                  provisions set forth in the Basic Lease Information ( "Basic
                  Lease Information") executed by Landlord and Tenant contemporaneously herewith are incorporated herein by reference for all purposes.

                           b. RENTABLE AREa.   "Rentable Area" refers to the
                  square footage or areas within the Building determined by adding the following: (i) the Usable Area (as defined below) of the area being measured, (ii) the portion of the Building-Shared Areas (as defined below) allocable to the area being measured, and (iii) the portion of the Floor-Shared Areas (as defined below) allocable to the area being measured.

                           c. USABLE AREa. "Usable Area" means the square
                  footage of the areas in the Premises (including areas for the specific use of "Tenant" and installed at the request of "Tenant" such as special stairs or elevators) or other areas held for lease measured from the inside surface of the outer glass, finished column or exterior wall of the Building enclosing the Premises (a) to the inside surface of the opposite outer glass, finished column or exterior wall, or
                  (b) to the mid-point of the demising walls separating the Premises from: (i) areas leased to or held for lease to other tenants, (ii) Building-Shared Areas, (iii) Floor-Shared Areas, and (iv) Service Areas (as defined below), as the case may be. No deductions from Usable Area shall be made for columns or projections necessary to the Building.

                           d. SERVICE AREAS. "Service Areas" means the square
                  footage of the areas within (and measured from the mid-point of the walls enclosing) the Building stairs, fire towers, elevator shafts, flues, vents, stacks, pipe shafts, vertical ducts and other vertical penetrations. Areas for the specific use of a tenant and installed at the request of a tenant such as special stairs or elevators are not included within the definition of Service Areas, and such areas will be included in the Usable Area of the space being measured.

                           e. BUILDING-SHARED AREAS. "Building-Shared Areas"
                  means the square footage of the areas within (and measured from the mid-point of the walls enclosing) the Building elevator, machine rooms, main mechanical and electrical rooms, public lobbies, and other areas not leased or held for lease within the Building and not included in Service Areas or Floor-Shared Areas, but which are necessary or desirable for the proper utilization of the Building or to provide customary services to the Building. The allocation to the Premises of the Building-Shared Areas shall be equal to the total Building-Shared Areas within the Building multiplied by a fraction, the numerator of which is the Usable Area of the Premises and the denominator of which is the total Usable Area of the Building.





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                           f. FLOOR-SHARED AREAS. "Floor-Shared Areas" means
                  the square footage of the areas within (and measured from the mid-point of the walls enclosing) public corridors, elevator foyers, rest rooms, mechanical rooms, janitor closets, telephone and equipment rooms, and other similar facilities for the use of all tenants on the floor on which the Premises are located and which are not included in Service Areas or Usable Area of a particular tenant. In the case of a floor leased to more than one tenant, the allocation to the Premises of the Floor-Shared Areas on said floor shall be equal to the total Floor-Shared Areas on said floor multiplied by a fraction, the numerator of which is the Usable Area of the Premises located on said floor and the denominator of which is the total Usable Area of said floor.

                           g. STIPULATIONS AS TO AREa. Landlord and Tenant
                  hereby agree that the Rentable Area of the Premises has been calculated on the basis of the foregoing definitions to be the number of square feet of Rentable Area for the Premises set forth in the Basic Lease information.

LEASE

GRANT 2. Subject to the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises for the Term (as same may be renewed as set forth herein). In addition, Tenant shall have the non-exclusive right, along with Landlord and all other tenants in the Building and their invitees, to use areas designated by Landlord to be the common areas in the Building and the Appurtenant Facilities, except any portions thereof designated for the use of specific tenants, such as the portion of the corridor on the northern one-half of the third (3rd) floor that is set aside for Tenant, as set out in the Plans. Tenant and Landlord agree that Tenant may establish a card access system to the corridor on the North Side of the Third Floor and exclude other tenants and invitees of the Building from such space without same being deemed a part of the Premises for the purposes of calculations of rent or of Tenant's Proportionate Share.

COMMENCEMENT
DATE              3.       If the Commencement Date is not the first day of a
                  calendar month, then the Term shall be extended by the time between the Commencement Date and the first day of the next month. In the event Tenant occupies the Premises prior to the scheduled Commencement Date, the Commencement Date shall be defined as the date such occupancy commences. If this Lease is executed before the Premises become vacant or otherwise available and ready for occupancy by Tenant, or if any present occupant of the Premises holds over and Landlord cannot acquire possession of the Premises before the Commencement Date, then (a) Tenant's obligation to pay Rent hereunder shall be waived until Landlord tenders possession of the Premises to Tenant, (b) the Term shall be extended by the time between the scheduled Commencement Date and the date on which Landlord tenders possession of the Premises to Tenant (which date will then be defined as the Commencement
                  Date), (c) Landlord shall not be in default hereunder or be liable for damages therefor, and (d) Tenant shall accept possession of the Premises when Landlord tenders possession thereof to the Tenant. With the exception of the Temporary Space, by occupying the Premises, Tenant shall be deemed to have accepted the Premises in their condition as of the date of such occupancy, subject to the performance of punch-list items that remain to be performed by Landlord, if any, Landlord shall have the right, but not the









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                  obligation, to deliver to Tenant a letter (the "Confirmation
                  Letter" ) confirming (i) the Commencement Date, (ii) that Tenant has accepted the Premises, and (iii) that Landlord has performed all of its obligations, if any, with respect to the condition of the Premises (except for punch-list items specified in such Confirmation Letter). All information set forth in the Confirmation Letter shall be deemed correct and binding on both Landlord and Tenant, unless Tenant objects to any such information in writing to Landlord within ten (10) days of Tenant's receipt of the Confirmation Letter. If requested by Landlord, Tenant shall execute and deliver to Landlord, within ten (10) days after Landlord has requested same, a copy of the Confirmation Letter, although Tenant's failure to execute or deliver the same shall not limit the binding nature thereof if Tenant fails to object in writing to any information set forth therein within the time period provided in this Section 3.

RENT              4.       a. PAYMENT. Tenant shall timely pay to Landlord the
                  Basic Rental and all additional sums to be paid by Tenant to Landlord under this Lease, including the amounts set forth in
                  Section 4b., without notice, demand, counterclaim, set-off or abatement, at Landlord's Address (or such other address as Landlord may from time to time designate in writing to Tenant). Basic Rental, adjusted as herein provided, shall be payable monthly in advance. The first monthly installment of Basic Rental shall be payable contemporaneously with the execution of this Lease, and a like monthly installment of Basic Rental shall be due on the first day of the second full calendar month of the Term and continuing thereafter on the first day of each succeeding calendar month during the Term. Basic Rental for any fractional month at the beginning of the Term shall be prorated and shall be due on the Commencement Date. In the event the Commencement Date is not the first day of a calendar month, Tenant shall pay as Basic Rental for any such partial month a prorated rental in an amount equal to $715.22 for each day remaining in said month. Tenant's obligation to pay Rent hereunder is an independent covenant.

                           b. OPERATING EXPENSE ESCALATOR. Tenant shall pay an
                  amount equal to the excess ("Excess Operating Expense") of Tenant's Proportionate Share of the actual Operating Expenses for each calendar year or part thereof during the Term, over the Expense Stop. Landlord may collect such amount in a lump sum, to be due within thirty (30) days after Landlord furnishes to Tenant the annual statement of actual Operating Expenses. Alternatively, Landlord may make a good faith estimate of the Excess Operating Expenses to be due by Tenant for any calendar year or part thereof during the Term, and, unless Landlord delivers to Tenant a revision of the estimated Excess Operating Expense, Tenant shall pay to landlord, on the Commencement Date and on the first day of calendar month thereafter, an amount equal to the estimated Excess Operating Expense for such calendar year or part thereof divided by the number of months in such calendar year during the Term. From time to time during any calendar year, Landlord may estimate and re-estimate the Excess Operating Expense to be due by Tenant for the calendar year and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Excess Operating Expense payable by Tenant shall be appropriately adjusted in accordance









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                  with the estimations so that, by the end of the calendar year in question, Tenant shall have paid all of the Excess Operating Expense as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment pursuant to Section 4d. when actual Operating Expenses are available of each calendar year.

                           c. OPERATING EXPENSES. For the purposes of this
                  Section 4, the term "Operating Expenses" shall mean all expenses and disbursements of every kind (subject to the limitations set forth below) which Landlord incurs, pays or becomes obligated to pay in connection with the ownership, operation, and maintenance of the Building and Appurtenant Facilities, determined in accordance with generally accepted accounting principles consistently applied, including but not limited to the following:

                           (i) The costs (including wages and salaries and the taxes, insurance and benefits relating thereto) of those employees of the Building or Landlord who are engaged in the operation, repair, replacement, maintenance, and security of the Building and Appurtenant Facilities, including management fees;

                           (ii) All tools, equipment, supplies and materials used in the operation, maintenance, repair, replacement, and security of the Building and Appurtenant Facilities;

                           (iii) Actual cost of all capital improvements made to the Building and Appurtenant Facilities which although capital in nature can reasonably be expected to reduce the normal operating costs of the Building and Appurtenant Facilities, as well as all capital improvements made in order to comply with any law hereafter promulgated by any governmental authority relating to energy, conservation, public safety or security. Provided, however, the amount of such costs that may be included as operating costs in any one year is limited to the ratio of one divided by the useful economic life of such improvements as determined by Landlord in its reasonable discretion (without regard to the period over which such improvements may be depreciated or amortized for federal income tax purposes) times the cost of the item;

                           (iv) Cost of all utilities for the Building and Appurtenant Facilities, including the cost of water, sewer and power for heating, lighting, air conditioning and ventilating (excluding those costs billed to specific tenants);

                           (v) Cost of any Insurance or Insurance related expense applicable to the Building and Appurtenant Facilities and Landlord's personal property used in connection therewith;

                           (vi) All taxes and assessments and governmental charges whether federal, state, county or municipal, and whether they be by taxing authorities presently taxing or by others subsequently created or otherwise, and any other taxes and assessments









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                           directly attributable to the Land, Building,
                           Appurtenant Facilities or rents from the operation and leasing thereof, exclusive of Direct Taxes (defined in 4e, below) federal or state income taxes, or taxes that are imposed on Landlord by reason of its form of organization (collectively, "Taxes"). If the present method of taxation changes such that in lieu of the whole or any part of ad valorem taxes, there is imposed on owners of real property a tax or taxes assessed and levied that such tax is directly attributable to the Land, the Building, the Appurtenant Facilities or the rental from the operation or leasing thereof, the amount of such tax so attributable shall be included as part of the Taxes to be included as Operating Expenses to be reimbursed by the Tenants of the Building.

                           (vii) Cost of repairs, replacements, and general maintenance of the Building and Appurtenant Facilities; and

                           (viii) Cost of service or maintenance contracts with independent contractors for the operation, maintenance, repair, replacement, or security of the Building and Appurtenant Facilities (including, without limitation, alarm service, window cleaning, and elevator maintenance).

                  There are specifically excluded from the definition of the term "Operating Expenses" costs (1) for capital improvements made to the Building, other than capital improvements described in subparagraph (iii) above and except for items which, though capital for accounting purposes, are properly considered maintenance and repair items, such as painting of common areas, replacement of carpet in elevator lobbies, corridors and the like; (2) for repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties, and alterations attributable solely to tenants of the Building other than Tenant; (3) for interest, amortization or other payments on loans to Landlord; (4) for depreciation of the Building; (5) for leasing commissions; (6) for legal fees other than those incurred for the purpose of reducing Operating Expenses (e.g., legal fees incurred in contesting the assessment of Taxes); (7) for renovating or otherwise improving space for occupants of the Building or vacant space in the Building;
                  (8) for correcting defects in the construction of the Building, such as any repairs or modifications arising out of foundation problems; and (9) for federal income taxes imposed on or measured by the income of landlord from the operation of the Building. Tenant, at Tenant's sole cost and expense, shall have the right to audit Landlord's books and records relating to Operating Expenses and Landlord agrees to make available to Tenant, upon at least ten (10) days proper written notice from Tenant to Landlord, its books and records relevant to such an audit.

                           d. ADJUSTMENT. The annual cost statement shall include a statement of Landlord's actual Operating Expenses for the previous year. If the annual cost statement reveals that Tenant paid more for Operating Expenses than the actual Excess Operating Expense in the year for which such statement was prepared, then Landlord, shall credit









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                  against future Excess Operating Expenses or, upon notice from
                  Tenant, Landlord shall reimburse Tenant for such excess; likewise, if Tenant paid less than the actual Excess
                  Operating Expense, then Tenant shall pay Landlord such deficiency either of such payments to be made within thirty
                  (30) days after delivery of such annual cost statement.

                           e. DIRECT TAXES. At the same time and in the same
                  manner as the payment of Basic Rental hereunder, Tenant shall pay any gross revenue tax, sales tax, excise tax, value-added tax, privilege tax, or similar tax imposed by any government or governmental agency upon Tenant on account of the Lease or the payment of Rent hereunder ("Direct Taxes").

                           f. SURVIVABILITY OF OBLIGATIONS.  All obligations of
                  Tenant to pay Rent accrued prior to termination of this Lease shall survive such termination.

DELINQUENT
PAYMENT,
LATE
CHARGES           5.       a.  All Rent to be paid by Tenant to Landlord shall
                  be in lawful money of the United States of America and shall be paid without deduction or offset, prior notice or demand, at the address set forth in the Basic Lease Information, or at such other places as may be designated from time to time by Landlord. In the event a check is submitted by Tenant for payment, and is returned for insufficient funds, a $25.00 handling fee will be assessed by Landlord. If thereafter a second check is returned for insufficient funds, another handling fee in the amount of $25.00 will be assessed, and all future payments thereafter must be made in cash or by cashier's or certified check. In the event any Rent is not received within ten (10) days after its due date for any reason whatsoever, then in addition to the past due amount Tenant shall pay to Landlord interest on the Rent then past due at a rate equal to the lesser of (i) 18% per annum, or
                  (ii) the maximum contractual rate which could legally be charged in the event of a loan of such Rent to Tenant, such interest to accrue continuously on any unpaid balance due to Landlord by Tenant during the period commencing with the Rent due date and terminating with the date on which Tenant makes full payment of all amounts owing to Landlord at the time of said payment. Any such late charge or interest payment shall be payable as additional Rent under this Lease and shall be payable immediately on demand. In no event, however, shall the charges permitted under this Section 5 or elsewhere in this Lease, to the extent the same are considered to be interest under applicable law, exceed the maximum lawful contract rate of interest.

SECURITY
DEPOSIT           6.       Contemporaneously with the execution of this Lease,
                  Tenant shall pay to Landlord, in immediately available funds, the Security Deposit, which shall be held by Landlord without liability for interest and as security for the performance by Tenant of its obligations under this Lease. The Security Deposit is not an advance payment of Rent or a measure or limit of Landlord's damages upon an Event of Default (defined below). Landlord shall not be obligated to hold the Security Deposit as a separate fund, but may commingle it with other funds. Landlord may, from time to time and without prejudice to any other remedy, use all or a part of the Security Deposit to perform any obligation which Tenant was obligated, but failed, to perform hereunder.




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                  Following any such application of the Security Deposit,
                  Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. Within a reasonable time after the Term ends, provided Tenant has performed all of its obligations hereunder, Landlord shall return to Tenant the balance of the Security Deposit not applied to satisfy Tenant's obligations. If Landlord transfers its interest in the Premises, then Landlord may assign the Security Deposit to the transferee and Landlord thereafter shall have no further liability for the return of the Security Deposit.

LANDLORD'S        7.       a. SERVICES.  Provided no Event of Default exists,
                  Landlord shall use reasonable efforts OBLIGATIONS to furnish to Tenant (i) water (hot and cold) at those points of supply provided for general use of tenants of the Building, as modified by the work to be performed in accordance with Tenant's Final Plans; (ii) heated and refrigerated air conditioning as appropriate, at such times as Landlord normally furnishes these services to all tenants of the Building, and at such temperatures and in such amounts as are reasonably considered by Landlord to be standard; (iii) janitorial service to the Premises five nights a week except on Holidays (Landlord reserves the right to bill Tenant separately for extra janitorial service required for non-standard installations) and such window washing as may from time to time in Landlord's judgment be reasonably required; (iv) elevators for ingress and egress to the floor on which the Premises are located, in common with other tenants, provided that Landlord may reasonably limit the number of elevators to be in operation at times other than during normal business hours and on holidays; (v) replacement of Building-standard light bulbs and fluorescent tubes; and
                  (vi) electrical current during normal business hours other than for equipment whose electrical energy consumption exceeds normal office usage, Landlord agrees that the electrical energy consumption needs depicted on Tenant's
                  Final Plans does not exceed normal office usage. Landlord shall maintain the common areas of the Building first quality condition (Tenant agrees that the Building is in first quality condition as of the Commencement Date), except for damage occasioned by Tenant, or its employees, agents or invitees. Landlord and Tenant disclaim all implied warranties that the premises are suitable for Tenant's intended commercial use. If Tenant desires any of the services specified in this Section 7a. at any time other than times herein designated (or as specified as normal business hours in rules and regulations attached hereto), Landlord shall use reasonable efforts to supply such services to Tenant upon the written request of Tenant delivered to Landlord before 3:00 p.m. on the business day for which such extra usage is requested, or before 3:00 p.m. on Fridays for weekend use and 3:00 p.m. on the last business day before Holiday use. Within ten (10) days after Landlord has delivered an invoice therefor, Tenant shall pay to Landlord the actual cost incurred by Landlord for such services.

                           b. EXCESS UTILITY USE. If Tenant's requirements for
                  or consumption of electricity exceed the electricity to be provided by Landlord as described in Section 7a.,




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                  Landlord shall, at Tenant's expense, make reasonable efforts to supply such service through the then-existing feeders and risers serving the Building and the Premises, and Tenant shall pay to Landlord the cost of such service within ten
                  (10) days after Landlord has delivered to Tenant an invoice therefor. Tenant shall not install any electrical equipment requiring special wiring or requiring voltage in excess of 110 volts or otherwise exceeding Building capacity unless approved in advance by Landlord. The use of electricity in the Premises shall not exceed the capacity of existing feeders and risers to or wiring in the Premises. Any riders or wiring required to meet Tenant's excess electrical requirements shall, upon Tenant's written request, be installed by landlord, at Tenant's cost, if, in Landlord's sole and absolute judgment, the same are necessary and shall not cause permanent damage or injury to the Building or the Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs, or expenses, or interfere with or disturb other tenants of the Building. If Tenant uses machines or equipment in the Premises which require additional air conditioning capacity above that provided by the Building standard system, Tenant shall pay the costs of additional air conditioning installation and operating costs.

                          c. DISCONTINUANCE. Landlord's obligation to furnish utility services under Section 7a. shall be subject to the rules and regulations of the supplier of such services and governmental rules and regulations.

                          d. RESTORATION OF SERVICES; ABATEMENT. Landlord shall
                  use reasonable efforts to restore any service that becomes unavailable; however, such unavailability shall not render Landlord liable for any damages caused thereby, be a constructive eviction of Tenant, constitute a breach of any implied warranty, or entitle Tenant to any abatement of Tenant's obligations hereunder, including but not limited to Tenant's obligation to pay Rent.

                          e. Since Suite 170 may experience differential
                  shifting, Landlord agrees that any cosmetic repairs required due to shifting will be made by Landlord throughout the Term of the Lease.

IMPROVEMENTS;
ALTERATIONS;
 REPAIRS;         8.       a. IMPROVEMENTS; ALTERATIONS.  Except as otherwise
                  specified in this Lease or in any Exhibit hereto, improvements to the Premises shall be installed at the expense of Tenant only in accordance with plans and specifications which have been previously submitted to and MAINTENANCE approved in writing by Landlord. After the initial Tenant improvements are made (if any), no alterations or physical additions in or to the Premises may be made without Landlord's prior written consent. Tenant shall not paint or install lighting or decorations, signs, window or door lettering, or advertising media of any type on or about the Premises that is visible to the





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                  common areas of the Building without the prior written
                  consent of Landlord. All alterations, additions, or improvements, (whether temporary or permanent in character, and including without limitation all air-conditioning equipment and all other equipment that is in any ;manner connected to the Building's plumbing system) made in or upon the Premises either by Landlord or Tenant, shall be Landlord's property at the end of the Term and shall remain on the Premises without compensation to Tenant; provided, however, that if Tenant is not then in default hereunder and Tenant repairs any damage caused by such removal, Tenant may remove its trade fixtures at the end of the Term. Approval by Landlord of any of Tenant's drawing and plans and specifications prepared in connection with any improvements in the Premises shall not constitute a representation or warranty of Landlord as to the adequacy or sufficiency of such drawings, plans and specifications, or the improvements to which they relate, for any use, purpose, or condition, but such approval shall merely be the consent of Landlord as required hereunder. To the best of Landlord's actual knowledge, the Building is substantially in compliance with applicable local, state and federal laws, rules, regulations and decrees.


                        b. REPAIRS; MAINTENANCE. Tenant shall maintain the
                  Premises in a clean, safe, operable, attractive condition, and shall not permit or allow to remain any waste or damage to any portion of the Premises. Landlord shall, at its own expense (but subject to Landlord's right to reimbursement for maintenance expenses constituting Operating Expenses), maintain the exterior walls and the structure, electrical, plumbing and mechanical systems of the Building provided that Tenant shall repair or replace, subject to Landlord's direction and supervision, any damage to the Building or any of its systems caused by Tenant or Tenant's agents, contractors, or invitees. If Tenant fails to make such repairs or replacements within thirty (30) days after the occurrence of such damage or if such damage cannot be repaired within such thirty (30) day period for non-monetary reasons only, if Tenant does not commence to make such repairs and thereafter diligently prosecute such repairs within such thirty (30) day period, then Landlord may make the same at Tenant's cost. Such cost shall be limited to only reasonable cost, but which may include an additional fee equal to 15% of the cost for Landlord's overhead expense if Landlord serves as the general contractor on such repair, and shall be payable to Landlord within ten (10) days after Landlord has delivered to Tenant an invoice therefor.

                        c. PERFORMANCE OF WORK. All work described in this
                  Section 8 shall be performed only by Landlord or by contractors and subcontractors approved in writing by Landlord. Tenant shall cause all contractors and subcontractors to procure and maintain insurance coverage against such risks, in such amounts, and with such companies as Landlord may reasonably require. In addition, for contracts for work with a cost of more than $20,000.00, at Landlord's request,



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                  Tenant shall cause all contractors and subcontractors to
                  procure payment and performance bonds reasonably satisfactory to Landlord covering the cost of the work. All such work shall be performed in accordance with all legal requirements and in a good and workmanlike manner so as not to damage the Premises, the primary structure or structural qualities of the Building, or plumbing, electrical lines, or other utility transmission facility.

                           d. MECHANIC'S LIENS. Tenant shall not permit any

                  mechanic's liens to be filed against the Premises or the Building for any work performed, materials furnished, or obligation incurred by or at the request of Tenant. If such a lien is filed, then Tenant shall, within ten (10) days after Landlord has delivered notice of the filing to Tenant, either pay the amount of the lien or diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord. If Tenant elects to contest such lien and if a statutory proceeding exists for the release of the lien by the posting of a bond, Tenant shall immediately proceed to obtain a release of said lien in accordance with such statute. If Tenant fails either to timely pay the lien amount or diligently contest such lien and deliver the required bond or security, then Landlord may pay the lien claim without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within ten (10) days after Landlord has delivered to Tenant an invoice therefor. Nothing contained in this Lease will be deemed the consent or agreement of Landlord, nor shall Tenant be deemed to have any authority, to subject Landlord's interest in the Premises or the Building to the imposition of any lien, or otherwise to liability, under any mechanics' or other lien law.

USE               9.       a. PERMITTED USE / COMPLIANCE WITH LAWS.   Tenant
                  shall continuously occupy and use the Premises only for the Permitted Use and shall comply with all laws, orders, rules, and regulations relating to the use, condition, and occupancy of the Premises. Landlord covenants that it will comply with all laws, rules, regulations, ordinances and decrees of local, state or federal authorities applicable to the Building as a whole. Tenant shall comply with any direction of any governmental authority having jurisdiction over the Premises, which shall by reason of the nature of Tenant's use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or the occupancy thereof. Tenant shall not do or permit anything to be done which would invalidate or increase the cost of any fire, extended coverage, or any other insurance policy covering the Building. Notwithstanding the foregoing and without limiting the remedies of Landlord for a violation of the provisions of this Section 9a., Tenant shall promptly, upon demand reimburse Landlord for the full amount of any additional premium charged for such policy by reason of Tenant's failure to comply with the provisions of this Section 9a. Tenant shall not in any way obstruct or interfere with the rights or other



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                  tenants or occupants of the Building, or use or allow the
                  Premises to be used for any improper, immoral or objectionable purpose nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises.

                           b. HAZARDOUS MATERIALS. The Premises shall not be
                  used for any use which is disreputable or creates extraordinary fire hazards or results in an increased rate of insurance on the Building or its contents or the storage of any Hazardous Materials (as defined below). Without limiting the foregoing, Tenant shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Premises or Building or Appurtenant Facilities or the Land by Tenant, its employees, agents, contractors or invitees. As used herein, the term "Hazardous Materials" shall mean any hazardous or toxic substance, material or waste, including but not limited to, those substances, materials and wastes now or hereafter listed in the United States Department of Transportation Hazardous Materials Table or by the Environmental Protection Agency as hazardous substances, or such substances, materials and wastes that are or become regulated under any applicable federal, state or local law, exclusive of solvents and chemicals customarily used and consumed in an office building. Tenant expressly covenants that Tenant will advise Landlord immediately upon learning that any Hazardous Material has been brought upon the Premises or Building or Appurtenant Facilities or the Land, whether or not caused or permitted by Tenant and regardless of who shall have brought such Hazardous Materials thereon. If Tenant permits any Hazardous Material to be brought upon, kept or used in or about the Premises or Building or Appurtenant Facilities or the Land, then Tenant shall take all steps reasonably necessary to safeguard against their discharge and Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses, including but not limited to, diminution in value of the Premises or Building or Appurtenant Facilities or the Land, damages for loss or restriction on use of rentable or usable space or of any amenity in the Premises or Building or Appurtenant Facilities or the Land, damages arising from any adverse impact on marketing of the Premises or Building or Appurtenant Facilities or the land, and sums paid in settlement of claims, attorneys' fees, consulting fees and expert fees, which arise during or after the Term as a result of such contamination. This indemnification of Landlord by Tenant includes but is not limited to costs incurred in connection with any investigation of sight conditions or clean-up, remedial removal or restoration work required by any federal, state or local government agency or political subdivision because of Hazardous Material present in the Premises or Building or Appurtenant Facilities or the Land, or the soil or ground water on which the Building is located. Without limiting the foregoing, if the presence of any Hazardous Material on the Premises or Building or Appurtenant Facilities or the Land caused or permitted by Tenant results in any contamination of the Premises or Building or Appurtenant Facilities or the Land, Tenant shall, upon request by Landlord, promptly take all









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                  actions at its sole expense that are necessary to return the
                  Premises or Building or Appurtenant Facilities or the Land to the condition existing prior to the introduction or exposure of any Hazardous Material in the Premises or Building or Appurtenant Facilities or the Land. The indemnity provision set forth in this Section 9b. shall survive termination or expiration of this Lease.

ASSIGNMENT
AND
SUBLETTING        10.   a. ASSIGNMENT OR SUBLEASE. Except as provided in
                  paragraph (e) below, without the prior written consent of Landlord, which will not be unreasonable withheld or delayed, Tenant shall not assign this Lease or sublet the Premises or any part thereof. Any attempted assignment or sublease by Tenant in violation of the terms and conditions of this paragraph shall be void and of no effect. If Tenant desires to assign this Lease or sublet the Premises or any part thereof, Tenant shall deliver to Landlord written notice thereof (together with all of the terms of the proposed assignment or sublease, the identify of the proposed transferee and sufficient financial information regarding the proposed transferee to permit Landlord to evaluate the creditworthiness thereof) at lease sixty (60) days in advance of the date on which Tenant desires to make such assignment or sublease. Landlord shall have thirty (30) days following receipt of such notice and information within which to notify
                  Tenant in writing that Landlord elects either to (i) permit
                  Tenant to assign this Lease or sublet such space; or (ii) refuse to consent to such assignment or sublease and to continue this Lease in full force and effect as to the entire
                  Premises. If Landlord fails to notify Tenant of its election within such thirty (30) day period, Landlord shall be deemed to have elected option (ii) above. Anything to the contrary notwithstanding, Tenant shall have the right to assign or sublease the Premises to any legal entity which is a wholly owned subsidiary, or an affiliate, a successor corporation or legal entity or which is the surviving entity following a merger, consolidation or reorganization of its form of organization (a "Permitted Assignee") without prior consent of the Landlord, but with thirty (30) days prior written notice to Landlord so long as such Permitted Assignee assumes the obligations of Tenant hereunder and Tenant either agrees to remain liable hereunder or, if Tenant seeks to be released of its obligations hereunder, provides evidence at the time it notifies Landlord of its intent to assign or sublet the Premises that the Permitted Assignee is of equal or greater creditworthiness.

                           b. CONSENT. The consent by Landlord to a particular
                  assignment or sublease shall not be deemed consent to any other assignment or sublease. If Landlord consents to a proposed assignment or sublease, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes the Tenant's obligations hereunder; however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the assignment of sublease, and only to the extent of the rent it has agreed to pay Tenant therefor.

                           c. ADDITIONAL COMPENSATION.  Tenant shall pay
                  Landlord, immediately upon









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                  receipt thereof, all compensation received by Tenant for an assignment or sublease that exceeds the Rent allocable to the portion of the Premises covered thereby.

                           d. CONTINUED LIABILITY. Tenant shall, despite any
                  permitted assignment or sublease, remain directly and primarily liable for the performance of all of the covenants, duties, and obligations of Tenant hereunder, and Landlord shall be permitted to enforce the provisions of this Lease against Tenant or any assignee or sublessee without demand upon or proceeding in any way against any other person.

                           e. TRANSFER OF CONTROLLING INTEREST. So long as
                  Tenant is a privately held corporation (and except with respect to: (i) a sublease or assignment to a Permitted Assignee; or (ii) in connection with (a) an offering of securities made pursuant to exemption from registration under federal or state securities laws and rules; (b) an offering of securities registered in compliance with federal or state securities law; (c) entry into voting trust or similar covenants or agreements executed in connection with loan or other venture capital arrangements or as a result of the exercise of rights or remedies of the holders or beneficiaries of such securities, covenants or agreements)., any change in a majority of the voting rights or other controlling rights or interests of Tenant shall be deemed an assignment for the purposes hereof. If Tenant should become a public company, the shares of which are traded on a recognized stock exchange in the United States or automated quotation dealer system or that is required to register its stock with the United States Securities and Exchange Commission under Section 12(g) of the Securities and Exchange Act of 1934, this provision 10e shall no longer be effective.

INSURANCE;
 WAIVERS;
SUBROGATION
INDEMNITY.        11.      a. INSURANCE.  Tenant shall at its expense procure
                  and maintain throughout the Term the following insurance policies; (i) comprehensive general liability insurance in amounts of not less than a combined single limit of $1,000,000.00 or such other amounts as Landlord may from time to time (but not more frequently then once per calendar year and by notice given at least ninety (90) days prior to an anniversary of the Commencement Date) reasonably require, insuring Tenant, Landlord, and Landlord's agents against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises, Building, Appurtenant Facilities or Land, and which shall name Landlord as an additional insured, (ii) contractual liability insurance coverage in amounts of not less than a combined single limit of $1,000,000.00 or such other amounts as Landlord may from time to time reasonably require to cover Tenant's indemnity obligations hereunder,
                  (iii) if Tenant operates owned, leased, hired or non-owned vehicles on the Premises, comprehensive automobile liability insurance at a limit of liability not less than $1,000,000.00 combined bodily injury and property damages, (iv) insurance covering the full value of Tenant's property and improvements, and other property (including property


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                  of others), in the Premises, and (v) workers compensation
                  insurance with an endorsement to waive subrogation in favor of Landlord. Tenant's insurance shall provide primary coverage to landlord when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord's policy will be excess over Tenant's policy. Tenant shall furnish certificates of such insurance (including all endorsements) and such other evidence satisfactory to Landlord of the maintenance of all insurance coverage required hereunder, and Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least 30 days before cancellation or a material change of any such insurance. All such insurance policies shall be in form, and issued by companies licensed in the State of Texas and rated not lower than A-, Class X, by Best's rating service. Tenant may carry such insurance under a blanket policy, provided such insurance has a landlord's protective liability endorsement attached thereto. If Tenant fails to procure and maintain said insurance, Landlord may, but shall not be required to, procure and maintain same, but at the expense of Tenant. No policy shall be cancelable or subject to reduction of coverage except after thirty (30) days prior written notice to Landlord.

                           b. WAIVER; NO SUBROGATION. LANDLORD SHALL NOT BE
                  LIABLE TO TENANT OR THOSE CLAIMING BY, THROUGH, OR UNDER TENANT FOR ANY INJURY TO OR DEATH OF ANY PERSON OR PERSONS OR THE DAMAGE TO OR THEFT, DESTRUCTION, LOSS, OR LOSS OF USE OF ANY PROPERTY (A "LOSS") CAUSED BY CASUALTY, THEFT, FIRE, OR THIRD PARTIES, OR BY ANY OTHER MATTER BEYOND THE REASONABLE CONTROL OF LANDLORD, OR FOR ANY INJURY OR DAMAGE OR INCONVENIENCE WHICH MAY ARISE THROUGH REPAIR OR ALTERATION OF ANY PART OF THE BUILDING, OR FAILURE TO MAKE REPAIRS, OR FROM ANY OTHER CAUSE, EXCEPT IF SUCH LOSS IS CAUSED BY LANDLORD'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. TENANT WAIVES ANY CLAIM IT MIGHT HAVE AGAINST LANDLORD FOR ANY DAMAGE TO OR THEFT, DESTRUCTION, LOSS, OR LOSS OF USE OF ANY PROPERTY, TO THE EXTENT THE SAME IS INSURED AGAINST UNDER ANY INSURANCE POLICY THAT COVERS THE BUILDING, THE PREMISES, LANDLORD'S OR TENANT FIXTURES, PERSONAL PROPERTY, LEASEHOLD IMPROVEMENTS, OR BUSINESS, OR IS REQUIRED TO BE INSURED AGAINST UNDER THE TERMS HEREOF, REGARDLESS OF WHETHER THE NEGLIGENCE OR FAULT OF THE OTHER PARTY CAUSED SUCH LOSS. Landlord and Tenant shall cause their property and casualty insurance carrier to endorse all applicable policies waiving the carrier's rights of recovery under subrogation or otherwise against the other.

                           c. INDEMNITY. Subject to Section 11b., Tenant shall
                  defend, indemnify, and hold harmless Landlord and its agents from and against all claims, demands, liabilities, causes of action, suits, judgments, and expenses (including attorney's fees) for any Loss arising from any occurrence on the Premises, Building, Appurtenant Facilities or Land, or from Tenant's failure to perform its obligations under this Lease (other than a Loss arising from the sole or gross negligence of Landlord or its agents), even though caused or alleged to be









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                  caused by the joint, comparative, or concurrent negligence or fault of Landlord or its agents, and even though any such claim, cause of action, or suit is based upon or alleged to be based upon the strict liability of Landlord or its agents. This indemnity provision is intended to indemnify Landlord and its agents against the consequences of their own negligence or fault as provided above when Landlord or its agents are jointly, comparatively, or concurrently negligent with Tenant. This indemnity provision shall survive termination or expiration of this Lease. The indemnity obligations in this paragraph 11(c) are limited to the extent of the greater of (i) the coverage and dollar limits of insurance which Tenant has obtained or (ii) the coverage and dollar limits of insurance which Tenant is obligated to obtain pursuant to the provisions of this Lease.

SUBORDINATION
ATTORNMENT;
NOTICE TO         12.      a. SUBORDINATION. This Lease shall be and is hereby
                  made subordinate to any deed of trust, mortgage, or other security instrument (a "Mortgage"), or any ground lease, master lease, LANDLORD'S or primary lease (a "Primary
                  Lease"), that now or hereafter covers all or any part of the MORTGAGEE Premises (the mortgagee under any Mortgage or the lessor under any Primary Lease is referred to herein as "Landlord's Mortgagee").

                           b. ATTORNMENT. Tenant shall attorn to any party
                  succeeding to Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party's request, and shall execute such agreements confirming such Attornment as such party may reasonably request provided that in such agreement the succeeding party agrees not to disturb Tenant's right to possession of the Premises so long as Tenant is not in default hereunder. In the event of such request upon Tenant's Attornment as aforesaid, Tenant will automatically become the tenant of the successor to Landlord's interest without change in the terms or provisions of this Lease; provided, however, that such successor to Landlord's interest shall not be bound by (a) any payment of Rent for more than one month in advance (except prepayments for security deposits, if any), (b) any amendments or modifications of this Lease made without the prior written consent of Landlord's Mortgagee if Tenant was advised of the interest of the same, or (c) any credits, offsets, defenses or claims which Tenant may have against Landlord.

                           c. NOTICE TO LANDLORD'S MORTGAGEE. Tenant shall not
                  seek to enforce any remedy it may have for any default on the part of the Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord's Mortgagee whose address has been given to Tenant, and affording such Landlord's Mortgagee a reasonable opportunity to perform Landlord's obligations hereunder.

                           d. CERTIFICATES REQUESTED BY LANDLORD'S MORTGAGEE.
                  From time to time, Tenant shall furnish to any Landlord's Mortgagee, within 10 days after a request therefor, such estoppel certificates, non-disturbance and attornment agreements, or other certificates as Landlord's Mortgagee may reasonably request, so long as the same are accurate.

RULES AND
REGULATIONS       13.  Tenant shall comply with the rules and regulations of the Building which are attached hereto as Exhibit b. Landlord may, from time to time, change such rules and regulations for the safety, care, or cleanliness of the Building and related facilities, provided that such changes are generally applicable to all tenants of the Building and will not unreasonably interfere with Tenant's use of the Premises.
                  Tenant shall be responsible for the compliance with such rules and regulations by its employees, agents, and invitees.
                  Landlord shall not be responsible to Tenant for the failure or refusal by any tenant or other



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                  person in the Building or Appurtenant Facilities to comply with the rules and regulations established by Landlord.

CONDEMNATION
                  14. If all or substantially all of the Premises and/or parking area shall be taken by condemnation or conveyed in lieu thereof (hereafter for the purposes of this provision, a "taking"), this Lease shall terminate as of the date possession is taken by the condemning authority and all rent and other charges payable by Tenant shall be prorated as of such date. All compensation paid for such taking (other than amounts specifically paid for Tenant's leasehold improvements) shall be the property of Landlord. Any amounts specifically awarded for Tenant's leasehold improvements shall be Tenant's property. If a portion of the Premises and/or parking area is taken, but Tenant is still able, reasonably, to use the remainder for the purposes for which the same is leased pursuant to this Lease, then this Lease shall remain in full force and effect, but rent shall be equitably adjusted based upon the portion of the Premises taken and the loss of utility thereof. If such a substantial portion of the Premises and/or parking area is taken such that Tenant may not reasonably use the Premises for the purposes for which they are leased, then this Lease shall terminate as provided above. For the purposes of this paragraph, Landlord and Tenant agree that (i) a taking of 12.5% or more of the Premises or (ii) a taking which results in a 12.5% or more reduction in the number of parking spaces which Landlord can provide to Tenant on the Land or in close proximity to the Land, will result in Tenant not being able to reasonably use the Premises for the purposes for which they are leased.

FIRE OR           15.      a. REPAIR ESTIMATE.  If the Premises or the Building
OTHER             are damaged by fire or other casualty (a "Casualty"),
                  Landlord shall, within thirty (30) days after such Casualty, deliver CASUALTY to Tenant a good faith estimate (the "Damage
                  Notice") of the time needed to repair the damage caused by such Casualty (such estimate shall take into consideration the estimated time to resolve any insurance claim and to obtain the approval of Landlord's Mortgagee to the application of insurance proceeds to the reconstruction of the Building and Premises) and whether Landlord has alternative space that might be occupied by Tenant during reconstruction.

                  b. LANDLORD'S AND TENANT'S RIGHTS. If a material portion of the Premises or the Building are damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty, the Damage Notice which the Landlord delivers to Tenant shall include the Landlord's statement that either (a) the Lease is terminated if, in Landlord's judgment, any one or more of the following is true: (i) the damage cannot be repaired within 180 days after the date of the casualty, (ii) the expected insurance settlement, together with other money the Landlord is willing to commit to the rebuilding is insufficient to accomplish the restoration of the building, or (iii) the Landlord's mortgagee is unwilling to permit Landlord to use the insurance proceeds for the restoration and the Landlord is unwilling or unable to provide other funds for that purpose, or (b) Landlord intends to continue the Lease if one or more of the




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                  following is true: (i) Landlord has alternate space within the building sufficient to provide for the Tenant's needs and agrees that Tenant can occupy this space for the longer of the time required for restoration or the balance of the then term or renewal term of this Lease; or (ii) the repairs can reasonably be expected to be accomplished within 180 days after the date of the casualty based on the estimate of a reputable contractor , the Landlord has received reasonable assurance from its insurance carrier that the casualty claim will be timely processed for payment and either Landlord's mortgagee has agreed to the application of the insurance proceeds to the restoration of the building or Landlord has other funds available . Within fifteen days of the Damage Notice Tenant may terminate the Lease only if; (i) as to a Landlord notice described in b(ii) above, Tenant reasonably believes the repairs cannot be completed within 180 days after the date of the Casualty, or (ii) as to a Landlord notice described in b(i) above, Tenant has reasonably concluded that the alternate space is not reasonably acceptable to Tenant. If the Lease is terminated, the rent and other charges shall be abated as of the date of the Casualty. If alternate space is to be provided, the rental for same should be equitably adjusted and paid in lieu of rent on the Premises.

                           c. REPAIR OBLIGATION. If neither party elects to
                  terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, commence to repair the Building and the Premises and shall proceed with reasonable diligence to restore the Building and Premises to substantially the same condition as they existed immediately before such Casualty; however, Landlord shall not be required to repair or replace any part of the furniture, equipment, fixtures, and other improvements which may have been placed by, or at the request of, Tenant or other occupants in the Building or the Premises, and Landlord's obligation to repair or restore the Building or Premises shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question.

TAXES 16. Tenant shall be liable for all taxes levied and assessed against personal property, furniture, or fixtures, or above Building standard tenant improvements, placed by Tenant in the Premises following the work to be performed pursuant to Tenant's Final Plans attached, and all taxes relating to the operation of Tenant's business in the Premises including, without limitation, all withholding taxes and sales and use taxes. If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and Landlord elects to pay the same, or if the assessed value of Landlord's property is increased by inclusion of such personal property, furniture or fixtures, or above Building standard tenant improvements, and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, upon demand, that part of such taxes for which Tenant is primarily liable hereunder.










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EVENTS OF
DEFAULT 17. Each of the following occurrences shall constitute an "Event of Default":


                           a. Tenant's failure to pay Rent to Landlord under
                  the Lease when due; provided that Landlord shall not exercise any remedies with respect to such Event of Default unless the same remains uncured for a period of five (5) days after Landlord has delivered written notice thereof; provided further, however, that Landlord may exercise any such remedies without any obligation of Landlord to give any notice if Landlord has given Tenant written notice under this
                  Section 17a. on more than two (2) occasions during the 12-month interval preceding such failure by Tenant;

                           b. Tenant's failure to perform, comply with, or
                  observe any other agreement or obligation of Tenant under this Lease; provided that Landlord shall not exercise any remedies with respect to such Event of Default unless the same remains uncured for a period of twenty (20) days after Landlord delivers to Tenant written notice thereof or, if such non-monetary default is of a type that cannot be cured within such twenty (20) day period, and Tenant fails to commence to cure such default within such twenty (20) day period and thereafter diligently prosecute the cure of such default;

                           c. The filing of a petition by or against Tenant
                  (the term "Tenant" shall include, for the purpose of this Section 17c, any guarantor of the Tenant's obligations hereunder) (i) in any bankruptcy or other insolvency proceeding; (ii) seeking any relief under any state or federal debtor relief law; (iii) for the appointment of a liquidator or receiver for all or substantially all of Tenant's property or for Tenant's interest in this Lease; or
                  (iv) for the reorganization or modification of Tenant's capital structure; provided, however, if such petition is filed against Tenant, then such filing shall not be an Event of Default unless Tenant fails to have the proceedings initiated by such petition dismissed within sixty (60) days after the filing thereof; and provided further, however, that an event described in this Section 17c. shall not constitute an Event of Default if applicable law provides that such event cannot be the basis of default hereunder;

                           d. Tenant shall vacate or abandon any portion of the
                  Premises and discontinue the payment of Basic Rental therefor;

                           e. The admission by Tenant that it cannot meet its
                  obligations as they become due or the making by Tenant of an assignment for the benefit of its creditors; or

                           f. Any representation or warranty made by Tenant, or
                  made by any guarantor of Tenant's obligations hereunder, was materially false or inaccurate when made.

REMEDIES 18. Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity, take any of the following actions:

                           a. Terminate this Lease by giving Tenant written
                  notice thereof, in which event,



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

                  Tenant shall pay to Landlord the sum of (i) all Rent accrued hereunder through the date of termination, (ii) all amounts due under Section 19a., and (iii) an amount equal to (a) the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the "Prime Rate" as published on the date this Lease is terminated by The Wall Street Journal in its listing of "Money Rates", minus (b) the then present fair rental value of the Premises for such period, similarly discounted; or

                           b. Terminate Tenant's right to possession of the
                  Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord (i) all Rent and other amounts accrued hereunder to the date of termination of possession, (ii) all amounts due from time to time under Section 19a., and (iii) all Rent and other sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period. To the extent required by law, Landlord shall use reasonable efforts to relet the Premises on such terms and conditions as Landlord in its sole discretion may determine (including a term different from the Term, reasonable rental concessions, and reasonable alterations to, and reasonable improvement of, the Premises); however, Landlord shall not be obligated to relet or attempt to relet the Premises before leasing other portions of the Building. Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or to collect rent due for such reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant's obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring action against Tenant to collect amounts due by Tenant, without the necessity of Landlord's waiting until the expiration of the Term. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to exclude or dispossess Tenant of the Premises shall be deemed to be taken under this
                  Section 18b. If Landlord elects to proceed under this Section 18b., it may at any time elect to terminate this Lease under
                  Section 18a.

                           c. Additionally, unless otherwise required by
                  applicable law, Landlord may, without notice, enter upon the Premises and alter locks or other security devices at the Premises to deprive Tenant, its officers, employees, agents, invitees, licensees and all other occupants, of access thereto. If Landlord or its agent changes the door lock of Tenant following a default in the payment of rent, Landlord or its agent shall place a written notice on the Tenant's front door stating the name and the address or telephone number of the individual or company from which the new key may be obtained. The new key is required to be provided only during the Tenant's regular business hours and only if Tenant pays the delinquent rent plus late fees.

PAYMENT BY
TENANT;
NON-WAIVER        19.      a. PAYMENT BY TENANT. Upon any Event of Default,
                  Tenant shall pay to Landlord all costs incurred Landlord
                  (including court costs at all trial and appellate levels



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                  and reasonable attorneys' fees and expenses, regardless of whether suit is filed) in (i) obtaining possession of the Premises, (ii) removing and storing Tenant's or any other occupant's property, (iii) repairing, restoring, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant, (iv) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting), (v) performing Tenant's obligations which Tenant failed to perform, and (vi) enforcing, or obtaining advice of, its rights, remedies, and recourses arising out of the Event of Default.

                           b. NO WAIVER. Landlord's acceptance of Rent
                  following an Event of Default shall not waive Landlord's rights regarding such Event of Default. No waiver by either party of any violation or breach of any of the terms contained herein shall waive either party's rights regarding any future violation of such term or violation of any other term.

LANDLORD'S LIEN   20.  This paragraph is intentionally left blank.

SURRENDER OF
PREMISES 21. No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless the same is made in writing and signed by Landlord. At the expiration or termination of this Lease, Tenant shall deliver to Landlord the Premises with all improvements located thereon in good repair and condition, reasonable wear and tear (and condemnation and fire or other casualty damage not caused by Tenant, as to which Sections 14 and 15 shall control) excepted, and shall deliver to Landlord all keys to the Premises. Provided that Tenant has performed all of its obligations hereunder, Tenant may remove all trade fixtures and all unattached furniture and personal property placed in the Premises by Tenant (but Tenant shall not remove any such item which was paid for, in whole or in part, by Landlord), and shall remove such alterations, additions, improvements, trade fixtures, equipment, and furniture as Landlord may request. Tenant shall repair all damage caused by such removal. All items not so removed shall be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items. The provisions of this Section 21 shall survive the end of the Term.

HOLDING OVER      22.   If Tenant fails to vacate the Premises at the end of
                  the Term, then Tenant shall be a tenant at will and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over, Tenant shall pay, in addition to the other Rent, a daily Basic Rental equal to the greater of (a) 150% of the daily Basic Rental payable during the last month of the Term, OR (b) the prevailing rental rate in the Building for similar space. In the event of any unauthorized holding over, Tenant shall be liable to Landlord for all damages which Landlord suffers as a result thereof and Tenant shall indemnify Landlord against all claims made by any other tenant or prospective tenant against Landlord resulting from delay by Landlord in delivering possession of the Premises to such other tenant or prospective tenant.

CERTAIN RIGHTS
RESERVED BY
LANDLORD          23.  Landlord shall have the following rights:

                           a. To decorate and to make inspections, repairs,
                  alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Building, or any part thereof; for such purposes, to enter upon the Premises and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; to interrupt or temporarily suspend Building services and facilities; and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Building. In its exercise of its rights, Landlord





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                  agrees to use reasonable efforts under the circumstances to provide advance notice of the interruption of services and to attempt to minimize the disruption of the operation of the tenants of the Building. In connection with changing the arrangement of entranceways, passageways and other common areas of the Building, Landlord agrees not to materially alter the Premises or the access thereto;

                           b. To take such reasonable measures as Landlord
                  deems advisable for the security of the Building and its occupants, including without limitation searching all persons entering or leaving the Building; evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building; and closing the Building after normal business hours and on Saturdays, Sundays, and holidays, subject, however, to Tenant's right to enter when the Building is closed after normal business hours under such reasonable regulations as Landlord may prescribe from time to time which may include by way of example, but not of limitation, that persons entering or leaving the Building, whether or not during normal business hours, identify themselves to a security officer by registration or otherwise and that such persons establish their right to enter or leave the Building;

                           c. To change the name by which the Building is designated; and

                           d. To enter the Premises at all reasonable hours to
                  inspect same to assure Tenant's compliance with its obligations hereunder or show the Premises to prospective purchasers, lenders, or tenants and to perform all services, maintenance and repairs required to be performed by Landlord hereunder.

                           e. At Tenant's request, Landlord will require any
                  janitorial service or prospective tenant for the Building or proposed purchaser of the Building to execute a reasonable confidentiality agreement agreeing not to disclose to any third party trade secrets or intellectual property of Tenant or medical information of patients obtained by means of access to the Premises.

MISCELLANEOUS     24.      a. LANDLORD TRANSFER.  Landlord may transfer, in
                  whole or in part, the Building and any of its rights under this Lease. If Landlord assigns its rights under this Lease, then Landlord shall thereby be released from any further obligations hereunder occurring after the date of such transfer, provided that the assignee assumes Landlord's obligations hereunder occurring after the date of such transfer in writing except that such assignee shall not be bound by, or assume any liability with respect to, (a) any payment of Rent for more than one month in advance (except prepayments for security deposits, if any), (b) any amendments or modifications of this Lease made without the prior written consent of Landlord's Mortgagee if Tenant was advised on the interest of the same, or (c) any credits, offsets, defenses or claims which Tenant may have against Landlord.





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                           b. LANDLORD'S DEFAULT AND LIABILITY. If Landlord
                  fails to perform any of its obligations under this Lease, Landlord shall not be in default hereunder and Tenant shall not have any rights or remedies growing out of such failure unless Tenant gives Landlord written notice thereof setting forth in reasonable detail the nature and extent of such failure and such failure by Landlord is not cured within a thirty (30) day period following delivery of such notice or such longer period provided elsewhere in this Lease. If such failure cannot reasonably be cured within such thirty (30) day period, the length of such period shall be extended for the period reasonably required therefore if Landlord commences curing such failure within such thirty (30) day period and continues to take action to cure such failure with reasonable diligence and continuity. The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to Tenant's actual direct, but not consequential, damages therefor and shall be recoverable only from the interest of Landlord in the Building and the Land, and Landlord shall not be personally liable for any deficiency.

                           c. FORCE MAJEURE. Other than for Tenant's monetary
                  obligations under this Lease, whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party. Any elimination or shutting off of light, air, or view by any structure which may be erected on lands adjacent to the Building shall in no way affect this Lease or impose any liability on Landlord.

                           d. CRIMINAL ACTS OF THIRD PARTIES. Any security
                  guards or security services provided by Landlord for the Building, Appurtenant Facilities or Land are provided for the protection of Landlord's property. Tenant shall be responsible for the protection of Tenant and Tenant's employees, agents, contractors, invitees and licensees and their property against criminal acts of third parties. Landlord shall not be liable to Tenant or any other party for criminal acts of third parties whether or not such acts are foreseeable. Tenant shall contact the local police and rely on the local police for protection against criminal acts.

                           e. BROKERAGE. Landlord and Tenant each warrant to
                  the other that it has not dealt with any broker or agent in connection with the negotiation or execution of this Lease other than the Broker (if any) and Landlord's property manager. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys' fees, and other liability for commissions or other compensation claimed by any broker or agent other than the Broker (if any) and the property manager claiming the same by, through, or under the indemnifying party.










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                           f. ESTOPPEL CERTIFICATES. From time to time, Tenant
                  shall furnish to any party designated by Landlord, within ten
                  (10) days after Landlord has made a request therefor, a certificate signed by Tenant confirming and containing such factual certifications and representations as to this Lease as Landlord may reasonably request.

                           g. NOTICES. All notices and other communications
                  given pursuant to this Lease shall be in writing and shall be
                  (i) mailed by first class, United States Mail (or Canada Mail, as appropriate), postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified in the Basic Lease information, (ii) hand delivered to the intended address, or (iii) sent by prepaid telegram, cable, facsimile transmission, or telex followed by a confirmatory letter. Notice sent by certified mail, postage prepaid, shall be effective three (3) business days after being deposited in the United States mail (or Canada Mail, as appropriate); all other notices shall be effective upon delivery to the address of the addressee. The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.

                           h. SEVERABILITY. If any clause or provision of this
                  Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

                           i. AMENDMENTS; AND BINDING EFFECT. This Lease
                  (including all Exhibits hereto) constitutes the entire agreement between Landlord and Tenant and supersedes all prior discussions and agreements of the parties relating to the Premises and the Building. This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. Whenever any approval or consent of the Landlord is required, such approval or consent shall not be binding on Landlord unless expressed in writing and executed by an authorized representative of Landlord. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord's Mortgagee, no third party shall be deemed a third party beneficiary hereof.

                           j. QUIET ENJOYMENT. Provided Tenant has performed
                  all of the terms and conditions of this Lease to be performed by Tenant, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, subject to the terms and conditions of this Lease.









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                           k. JOINT AND SEVERAL LIABILITY. If there is more
                  than one Tenant, then the obligations hereunder imposed upon Tenant shall be joint and several. If there is a guarantor of Tenant's obligations hereunder, then the obligations hereunder imposed upon Tenant shall be the joint and several obligations of Tenant and such guarantor, and Landlord need not first proceed against Tenant before proceeding against such guarantor nor shall any such guarantor be released from its guaranty for any reason whatsoever.

                           l. CAPTIONS.  The captions contained in this Lease
                  are for convenience of reference only, and do not limit or enlarge the terms and conditions of this Lease.

                           m. NO MERGER. There shall be no merger of the
                  leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

                           n. NO OFFER.  The submission of this Lease to Tenant
                  shall not be construed as an offer, nor shall Tenant have any rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.

                           o. NO RIGHTS TO USE OF BUILDING NAME. Tenant shall
                  have no interest in, or rights to, the name of the Building. Landlord will have the right, exercisable upon written notice and without liability to any tenant, to change the name and street address of the Building. Tenant shall not engage in any advertising mentioning the Building without the prior written consent of Landlord. Landlord shall have the right to prohibit any advertising by Tenant mentioning the Building that, in Landlord's opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant will refrain from or discontinue such advertising. Tenant has the option to use or refrain from using the name of the Building on its stationery.

                           p. TIME OF ESSENCE. Except as provided in Section
                  24c. hereof, time is of the essence of this Lease and each and all of its provisions in which performance is a factor.

                           q. AUTHORITY OF PARTIES. If Tenant is a corporation,
                  limited partnership, partnership, trust or other entity, each person executing this Lease on behalf of said entity represents and warrants to Landlord that such person is duly authorized to execute and deliver this Lease on behalf of said entity and that this Lease is binding upon said entity in accordance with its terms.

                           r. GOVERNING LAW.  This Lease shall be governed by
                  the laws of the state in which the Premises are located.










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                           s. EXHIBITS.  All exhibits and attachments attached
                  hereto are incorporated herein by this reference.

                          Exhibit A - Outline of Premises
                          Exhibit B - Building Rules and Regulations
                          Exhibit C - Workletter for Suite #300
                          Exhibit D - Parking Agreement
                          Exhibit E - Workletter for Suite #170

SPECIAL
PROVISIONS        25.   a.RENEWAL OPTION:  Tenant has two (2) option(s) (as to
                  each, an "Option") to renew and extend the Term of this Lease for sixty (60) months each (the "Renewal Term"), which Option(s) shall follow consecutively on the expiration of the Term (or Renewal Term, as appropriate,) of this Lease, provided that at the time that the Option to renew is exercised, this Lease is in full force and effect, Tenant has not vacated the Premises, and Tenant is not in default hereunder. The Option shall be exercised by Tenant's giving to Landlord written notice of its intention to renew and extend the Term of this Lease at least six (6) months before the expiration date of the initial Term (or Renewal Term, as appropriate,) of this Lease. The renewal and extension of this Lease for the Renewal Term shall be on and under the same covenants, agreements, terms, provisions, and conditions as are contained herein for the initial Term of this Lease, including those providing for adjustments to the rent;
                  provided, however, that the Leasehold Improvements to be provided by Landlord for the Renewal Term will be sufficient to cover the costs of repainting and recarpeting the Premises and provided, further, that the rent for the Renewal Term shall be established as follows: on or before nine (9) months prior to the expiration date of the initial Term (or Renewal
                  Term as appropriate) of this Lease, Tenant shall give
                  Landlord written notice of its preliminary intention to renew and extend the Term of this Lease. The parties shall attempt to reach agreement on the rental, which is to be 95% of the market rental for new leases in comparable buildings in the I-10 corridor in suburban San Antonio, Texas for the Renewal
                  Term for which the option is being exercised (the "Renewal
                  Rental"). If the parties agree on the Renewal Rental, Tenant must give written notice of the exercise of its right to renew the Term of this Lease on or before six months prior to the expiration of the prior Term or Renewal Term as applicable. If the parties are unable to reach agreement as to the rental for the applicable Renewal Term within thirty
                  (30) days after Tenant's preliminary notice of its intention to renew the Term of the Lease, each party shall appoint and pay the fees and expense for the services of a licensed real estate broker who specializes in office leasing in the San
                  Antonio, Texas market of buildings of comparable type, size and quality and who has at least two (2) years of experience in the local market. The two (2) brokers selected shall attempt to reach agreement acceptable to Landlord and Tenant as to an amount equal to 95% of the market rental for the space taking into account leases in buildings of comparable type, size and quality including leases made within the Building within the prior year. Should such leasing agents fail to reach agreement, the parties shall have the option of attempting to mediate the dispute. In the event of the exercise of renewal option, the Base Year for purposes of determining the amount of Operating Expense Reimbursement shall be adjusted to be the first year of the Renewal Term for which the option is then being exercised Any assignment or subletting by Tenant in violation or breach of Section 10 of this Lease shall terminate the Option(s) of Tenant set forth herein.

                  Any termination of this Lease during the initial Term or Renewal Term shall terminate any further rights of renewal and extension set forth in this provision.




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                  At any time during the forty-five (45)-day period immediately preceding the date by which Tenant is required to exercise a renewal Option, Tenant may request in writing a quote from Landlord of the rent that will be applicable for the next Renewal Term. Landlord shall respond to a timely written request by providing Tenant a written quote of the rent within five (5) business days after Landlord's receipt of Tenant's request.

                       b. NON-DISTURBANCE: Landlord shall provide non-disturbance and attornment agreements from all current lenders and will work in good faith to provide such agreements from any future lenders, all of such agreements to be in form reasonably satisfactory to Tenant and the lender in question. .

                       c. EXPANSION SPACE: Tenant shall have the option to
                  lease additional office space (the "First Expansion Option") containing approximately 11,090 RSF on the first (1st) floor of the Building (the "First Expansion Space") as more particularly depicted on Exhibit "A" attached hereto as of July 1, 1998. To exercise the First Expansion Option Tenant shall give written notice to Landlord by December 31, 1997 and within seven (7) days of Landlord's delivery of an amendment to the Lease documenting the leasing of the First Expansion Space, Tenant shall return same fully executed to Landlord. Such First Expansion Option shall provide Tenant with the ability to lease all or a part of this area at Tenant's sole discretion, but in no event less than 5,000 RSF and subject to fire and Building code restrictions and so long as the remaining space not leased by Tenant under this option is left in a relettable condition, in Landlord's reasonable discretion.

                  Tenant shall have the option to lease additional office space (the "Second Expansion Option") out of the area of the Building containing approximately 18,937 RSF on the second
                  (2nd) floor of the Building (the "Second Expansion Space") as more particularly depicted on Exhibit "A" attached hereto as of October 1, 1998. The Second Expansion Option shall only be effective in the event the tenant currently occupying the Second Expansion Space as of the date of this Lease (E-Med) its affiliates, subsidiaries or successor in interest, vacates or reduces the office space it presently occupies. In the event said space is made available at that time, Tenant may exercise the Second Expansion Option by providing written notice to Landlord by March 31, 1998 and within seven (7) days of Landlord's delivery of an amendment to the Lease documenting the leasing of the Second Expansion Space, Tenant shall return same fully executed. Such Second Expansion Option shall provide Tenant with the ability to lease this entire area at Tenant's sole discretion, but in no event less than 3,000 RSF and subject to fire and Building code restrictions and so long as the remaining space not leased by Tenant under this option is left in a relettable configuration, in Landlord's reasonable discretion. Landlord shall deliver said amendment to Lease to Tenant for execution only in the event such Second Expansion Space becomes available. In the event Second Expansion Space does not become available, Landlord shall inform Tenant within ten
                  (10) days of such event, and shall agree









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                  to work in good faith with Tenant to find additional office space elsewhere in the Building to meet Tenant's space requirements.

                  Landlord shall not be liable for any damages resulting from the unauthorized holding over of any existing tenant of either such expansion space and any such spaces leased shall be leased at the market rate for new leases in comparable buildings. All expansion space shall be leased with additional surface parking in a ratio of one (1) space for every additional 300 RSF leased.

                  If Tenant exercises an option or options to lease additional office space as provided in this paragraph: (i) Tenants Proportionate Share will be adjusted to reflect the additional space being leased by Tenant (ii) the lease terms for the additional space will be coterminous with the Term of this Lease (iii) the Leasehold Improvements allowance of $9.94 per square foot will be adjusted to reflect the shorter lease term for the additional space and (iv) the Basic Rental for the additional space will be 95% of the market rental for new leases in comparable buildings in the I-10 corridor in San Antonio, Texas for comparable lease terms.

                       d. NOTICE OF AVAILABILITY. Landlord shall provide Tenant
                  with a Notice of Availability indicating the RSF of each space in the Building (other than the expansion spaces) as they become available for leasing, provided no other tenant has a preferential right to lease such space. The purpose of this Notice of Availability is to merely provide Tenant with a means to plan for Tenant's anticipated office space needs and shall in no way be deemed to provide Tenant a right of first refusal to lease any such areas and Landlord shall at all times retain the right to enter into a lease with any tenant for any such space.

                       e. EXTERIOR SIGNAGE: Tenant shall have the right, at its
                  sole cost and expense, to install exterior signage on the Building in the approximate location formerly occupied by Datarace, Inc.. Landlord shall have the right to approve all aspects of such signage to include, but not be limited to, specific location, size, materials, orientation, color, style and method of installation. Tenant shall also have the obligation to maintain said signage throughout the Term of the Lease in a manner acceptable to Landlord. Tenant shall remove such signage and return the site to its original condition at Tenant's sole cost and expense within fourteen
                  (14) days of Tenant's vacating of the Premises.

                       f. TEMPORARY PREMISES: Effective upon the full execution
                  of this Lease, Tenant shall have the right to use and occupy approximately 3,250 RSF of the Premises (the "Temporary Premises") on the third (3rd) floor of the Building in the location indicated on Exhibit "A" until the Commencement Date referenced in Section 3 of the Lease. All of the provisions of this Lease shall be in full force and effect, except that the Temporary Premises shall be leased on a rent free basis and the Term of the Lease shall be extended to include the number of days Tenant uses and occupies the Temporary Premises prior to the Commencement Date. Landlord shall have no obligation to make any repairs or perform any improvements in the Temporary Premises prior to Tenant's occupancy of the same, provided however, Landlord shall re-key the Temporary Premises, clean the Temporary Premises, replace missing
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                  throughout the Temporary Premises and ensure that all lights are in working order. To enable Landlord's contractor to complete construction in that portion of the Premises identified as the Temporary Premises on Exhibit "A" attached hereto, Tenant shall have the option of relocating, at Tenant's sole cost and expense, the Temporary Premises during Landlord's construction and prior to the Commencement Date to another portion of the Premises (to be identified on Tenant's Final Plans) where Landlord's contractor will have substantially completed the work outlined in Exhibit "C" attached hereto (in which case Basic Rental for the Temporary Premises shall remain rent free), or waiting until the Premises is substantially complete except for the area covered by the Temporary Premises (in which case the Basic Rental for the entire Premises shall commence unabated). The parties agree to cooperate to avoid invalidation of the contractor's or Landlord's insurance by reason of such occupancy.




                  EXECUTED effective as of the Lease Date set forth in the Basic Lease Information.

                                  LANDLORD:

DATE OF EXECUTION:                N.W.A. LIMITED PARTNERSHIP

                                  BY:
                                      -------------------------------------
                                           IRIS S. STEWART
                                           VICE PRESIDENT OF ITS
                                           GENERAL PARTNER
                                           GEORGE INVESTMENT GROUP, INC.


                                  TENANT:

DATE OF EXECUTION:                ILEX ONCOLOGY, INC., A DELAWARE CORPORATION.

                                  BY:
                                      -------------------------------------


                                      -------------------------------------
                                           Printed Name

                                      -------------------------------------
                                           Title











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